As filed with the Securities and Exchange Commission on March 6, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TECO Energy, Inc.

Tampa Electric Company

TECO Finance, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-2052286
Florida	59-0475140
Florida	59-2802335
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TECO Plaza

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Schwartz, Esq.

Secretary

TECO Energy, Inc.

TECO Plaza

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Aileen C. Meehan, Esq.

Locke Lord LLP

750 Lexington Avenue

New York, New York 10022

(212) 308-4411

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the TECO Energy, Inc. is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the Tampa Electric Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the TECO Finance, Inc. is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Securities of TECO Energy, Inc.
Debt Securities
Preferred Stock, $1.00 par value per share
Common Stock, $1.00 par value per share	(1)
Stock Purchase Contracts and Stock Purchase Units (2)
Warrants
Guarantees of Debt Securities of TECO Finance, Inc.
Securities of Tampa Electric Company
Debt Securities
First Mortgage Bonds
Preferred Stock
Securities of TECO Finance, Inc.
Debt Securities

(1)	An unspecified and indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depository shares. In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee. TECO Energy, Inc. is also registering pursuant to this Registration Statement guarantees that it may have with respect to debt securities issued by TECO Finance, Inc. Pursuant to Rule 457(n), no separate fee is being paid for any such guarantee.
(2)	Securities may be sold pursuant to stock purchase contracts providing for payment and delivery of securities on a specified future date. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder and may include hybrid securities involving a combination of features of certain of the securities listed above.

EXPLANATORY NOTE

This registration statement contains two separate prospectuses:

(1)	the first prospectus relates to the offering of securities of TECO Energy, Inc. and TECO Finance, Inc. registered pursuant to this registration statement; and

(2)	the second prospectus relates to the offering of securities of Tampa Electric Company registered pursuant to this registration statement.

Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

TECO ENERGY, INC.

Debt Securities

Preferred Stock

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Warrants

TECO FINANCE, INC.

Debt Securities

Payments Due From TECO Finance, Inc.

Fully and Unconditionally Guaranteed by

TECO Energy, Inc.

TECO Energy, Inc. may offer from time to time to sell debt securities consisting of debentures, notes or other evidences of indebtedness, preferred stock, common stock, stock purchase contracts, stock purchase units, and warrants or other rights to purchase common stock, preferred stock or debt securities. The debt securities may be senior, pari passu or subordinated to other indebtedness of ours. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

TECO Energy, Inc.’s common stock trades on the New York Stock Exchange under the symbol “TE”.

TECO Finance, Inc. may offer from time to time to sell debt securities consisting of debentures, notes or other evidences of indebtedness, which securities will be fully and unconditionally guaranteed by TECO Energy, Inc.

This prospectus provides you with a general description of the securities we may offer. We may offer the securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer securities, we will provide a prospectus supplement or a term sheet describing the terms of the specific issue, including the offering price of the securities. You should read both this prospectus and any prospectus supplement or term sheet, together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” on page 1 of this prospectus, before you make your investment decision.

See risk factors on page 2 for information on where to find a discussion of certain factors that should be considered by prospective investors in these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 6, 2015

TECO Energy, Inc. and TECO Finance, Inc.

TECO Plaza • 702 North Franklin Street • Tampa, Florida 33602 • (813) 228-1111

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Whenever a reference is made in this prospectus to one of our contracts or other documents, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website as indicated below under the heading “Where You Can Find More Information.”

In this prospectus, “we,” “our,” “ours” and “us” refer to TECO Energy, Inc. and TECO Finance, Inc. unless otherwise specified or the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

TECO Energy is subject to the reporting requirements of the Securities Exchange Act of 1934 and files reports and other information with the SEC. TECO Finance is not subject to the reporting requirements of the Securities Exchange Act of 1934 and, accordingly, does not and will not file reports with the SEC. TECO Finance’s financial condition, results of operations and cash flows are consolidated into TECO Energy’s financial statements. You may read and copy any of the documents TECO Energy files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. TECO Energy’s SEC filings are also available on the SEC’s website at www.sec.gov. Copies of certain information filed by TECO Energy with the SEC are also available on TECO Energy’s website at www.tecoenergy.com. TECO Energy’s website is not part of this prospectus. You may request a copy of the registration statement, including the exhibits to the registration statement, at no cost by writing or calling us at the address provided below under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of this offering; except that, unless we indicate otherwise, we do not incorporate any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	TECO Energy’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	description of TECO Energy’s common stock contained in TECO Energy’s Registration Statement on Form 8-B, filed on July 13, 1981 (File No. 1-8180), including any amendment or reports filed for the purpose of updating such description; and

•	TECO Energy’s Current Reports on Form 8-K filed on February 5, 2015 and February 9, 2015.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Director of Investor Relations

TECO Energy, Inc.

TECO Plaza

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or term sheet is accurate as of any date other than the date on the front of these documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain statements about future events, expectations or future financial performance. These forward-looking statements are identifiable by our use of such words as “anticipate,” “believe,” “expect,” “intend,” “may,” “project,” “will” or other similar words or expressions.

Without limiting the foregoing, any statements relating to our:

•	earnings estimates and outlooks;

•	anticipated capital expenditures;

•	future cash flows and borrowings;

•	potential future merger opportunities and/or asset sales or monetizations; and

•	sources of funding

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. New risks and uncertainties come up from time to time, and we are not able to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. When considering forward-looking statements, you should keep in mind the cautionary statements describing these uncertainties and business risks in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including those set forth under “Risk Factors” in our filings with the SEC.

You should also keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. We do not intend to update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law.

TECO ENERGY

TECO Energy is an energy-related holding company. TECO Energy was incorporated in Florida in 1981 as part of a restructuring in which we became the parent of Tampa Electric Company. Tampa Electric Company, our largest subsidiary, has regulated electric and gas utility operations in separate divisions, Tampa Electric and Peoples Gas System. In September 2014, we acquired all of the outstanding capital stock of New Mexico Gas Intermediate, Inc. (“NMGI”). NMGI is the parent company of New Mexico Gas Company, Inc., a regulated gas utility operating in the State of New Mexico. Other TECO Energy subsidiaries include TECO Coal LLC and its subsidiaries (“TECO Coal”), which own and operate coal production facilities in the Central Appalachian coal production region. In October 2014, our wholly-owned subsidiary TECO Diversified, Inc., which is the parent company of TECO Coal, entered into an agreement to sell all of our ownership interest in TECO Coal. On February 5, 2015, the agreement for the sale of TECO Coal was amended to extend the closing date to March 13, 2015.

A more complete description of the business of TECO Energy and its recent activities can be found in documents listed under “Incorporation by Reference.”

TECO Energy’s principal executive offices are located at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602. TECO Energy’s telephone number is (813) 228-1111.

TECO FINANCE

TECO Finance is a wholly owned subsidiary of TECO Energy whose business activities consist solely of providing funds to TECO Energy for its diversified activities. TECO Finance does not, and will not, file separate reports with the SEC.

TECO Finance’s principal executive offices are located at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602. TECO Finance’s telephone number is (813) 228-1111.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report. The risks described in this prospectus and in our SEC filings which are incorporated by reference herein, as well as additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, could materially and adversely affect our business, results of operations, prospects, liquidity, financial condition and/or future operating results.

USE OF PROCEEDS

We will describe in the applicable prospectus supplement how we intend to use the net proceeds from the sale of the securities.

DESCRIPTION OF DEBT SECURITIES OF TECO ENERGY

For the purposes of this section, “we,” “our,” “ours” and “us” refer to TECO Energy, Inc.

The debt securities will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all our other unsecured and unsubordinated indebtedness. If we issue debt securities, we will issue them in one or more series under an indenture dated as of August 17, 1998 between TECO Energy and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We filed the indenture as an exhibit to Amendment No. 1 to TECO Energy’s Registration Statement on Form S-3 dated August 24, 1998 (Registration No. 333-60819). The following description of the terms of the debt securities summarizes the material terms of the debt securities. The description is not complete, and we refer you to the indenture, which we incorporate by reference.

General

The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

•	the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

•	if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

•	the place or places where the principal of and interest on the debt securities will be payable;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder, and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to such an obligation;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000;

•	the terms and conditions, if any, on which we may redeem the debt securities;

•	the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

•	whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption “Global Securities;”

•	any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

•	any terms relating to the conversion of the debt security into our common stock, preferred stock or other security issuable by us;

•	any subordination of the debt securities to any of our other indebtedness; and

•	other material terms of the debt securities not inconsistent with the terms of the indenture.

Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

We will issue debt securities only in fully registered form, without coupons and, generally, in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

The principal of, and any premium and interest on, any series of debt securities will be payable at the corporate trust office of The Bank of New York Mellon specified for such series of securities and otherwise in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest.

We will have the right to redeem the debt securities only upon written notice mailed to the holders between 30 and 60 days prior to the redemption date.

If we plan to redeem the debt securities, before the redemption occurs, we are not required to:

•	issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

•	after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except that, if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe in the relevant prospectus supplement or term sheet certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

The indenture does not provide special protection for the debt securities in the event we are involved in a highly leveraged transaction.

The debt securities are obligations exclusively of TECO Energy, Inc., which, as a holding company, has no material assets other than its ownership of the common stock of its subsidiaries, including Tampa Electric Company and NMGI. We will rely entirely upon distributions from our subsidiaries to meet the payment obligations under the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to us including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities or other agreements of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the debt securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the debt securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors. The debt securities also are effectively subordinated to any secured debt that we incur to the extent of the value of the assets securing that indebtedness.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of TECO Energy, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger, Etc.

We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

•	the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes our obligations under the indenture; and

•	the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

Modification of the Indenture

The indenture provides that we and the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and (ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

•	change the date stated on the debt security on which any payment of principal or interest is stated to be due;

•	reduce the principal amount of, or the amount of any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

•	change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date) thereof; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults under the indenture.

Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may enter into modifications and amendments of the indenture without the consent of any holders of the debt securities.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

•	a default in the payment of principal of, or any premium or interest on, any debt security of that series;

•	a default under a covenant or provision set forth in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

•	we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to pay principal of or any premium on any debt security of that series when due;

•	we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we and the trustee receive written notice as provided in the indenture;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event defined as an event of default with respect to debt securities of a particular series.

If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities that are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

Satisfaction and Discharge of the Indenture

We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

Defeasance of Debt Securities

Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, and subject to the terms of the indenture, we may request to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

Under current federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors should consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the federal income tax laws.

The Trustee

The trustee is The Bank of New York Mellon, which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures with us and some of our affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK OF TECO ENERGY

For the purposes of this section, “we,” “our,” “ours” and “us” refer to TECO Energy, Inc.

We currently have authorized 10,000,000 shares of undesignated preferred stock, $1.00 par value per share, none of which were issued and outstanding as of the date of this prospectus. Under Florida law and our charter, our board is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval.

Subject to limitations prescribed by Florida law and our charter and by-laws, our board can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

Our board is authorized to determine the voting rights of any series of preferred stock, subject to the following restrictions in our charter:

•	holders of shares of our preferred stock are not entitled to more than the lesser of (i) one vote per $100 of liquidation value and (ii) one vote per share, when voting as a class with the holders of shares of our common stock; and

•	holders of shares of our preferred stock are not entitled to vote on any matter separately as a class, other than (i) as required by Florida law, or (ii) as specified in the terms of the preferred stock, if the matter to be voted upon would affect the powers, preferences or special rights of the series or with respect to the election of directors in the event of our failure to pay dividends on the series.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. This description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for dividends;

•	whether dividends will be cumulative, partially cumulative or non-cumulative and, if cumulative or partially cumulative, the date from which the dividends will accumulate;

•	the procedures for any auction or remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into any series of our common stock, and, if applicable, the conversion price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank as follows:

•	senior to all classes or series of our common stock, and to all equity securities issued by us, the terms of which specifically provide that they rank junior to the preferred stock with respect to those rights;

•	on a parity with all equity securities we issue that do not rank senior or junior to the preferred stock with respect to those rights; and

•	junior to all equity securities we issue, the terms of which do not specifically provide that they rank on a parity with or junior to the preferred stock with respect to these rights.

As used for these purposes, the term “equity securities” does not include convertible debt securities.

DESCRIPTION OF COMMON STOCK OF TECO ENERGY

For the purposes of this section, “we,” “our,” “ours” and “us” refer to TECO Energy, Inc.

Our authorized common stock consists of 400,000,000 shares, $1.00 par value per share. At February 20, 2015, there were 235,541,191 shares of common stock issued and outstanding. The approximate number of shareholders of record of our common stock as of February 20, 2015 was 10,847.

Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, are entitled to receive any dividends, in cash, securities or property, as our board may declare.

In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution.

The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Wells Fargo Shareowner Services, a division of Wells Fargo Bank N.A., is the transfer agent and registrar for our common stock.

ANTI-TAKEOVER EFFECTS OF TECO ENERGY’S ARTICLES OF INCORPORATION AND BYLAWS, AND FLORIDA LAW

For the purposes of this section, “we,” “our,” “ours” and “us” refer to TECO Energy, Inc.

Election of Directors

In May 2012, we amended and restated our Articles of Incorporation and Bylaws to, among other things, declassify our board. Prior to May 2012, our board had been divided into three classes, with the directors in each class serving a three year term. Pursuant to the Amended and Restated Articles of Incorporation, all directors who were elected at or before the 2012 Annual Meeting of Shareholders will complete those terms for which they were elected. Beginning with the 2015 Annual Meeting of Shareholders, all directors will stand for election annually.

Required Vote for Authorization of Certain Actions

Our Amended and Restated Articles of Incorporation require the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes and series entitled to vote generally in the election of directors for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations and liquidations, involving us or our subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in an election of directors), unless such business combination has been approved by a majority of disinterested directors, or the fair market value and other procedural requirements of our Articles are met.

Under Florida Law

Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The “Control Share Acquisitions” section of the Florida Business Corporation Act, or FBCA, generally provides that shares acquired in excess of certain specified thresholds, beginning at 20% of a corporation’s outstanding voting shares, will not possess any voting rights unless such voting rights are approved by a majority vote of the corporation’s disinterested shareholders. We have provided in our Bylaws that the Control Share Acquisition Act shall not apply to us.

The “Affiliated Transactions” section of the FBCA generally requires majority approval by disinterested directors or supermajority approval of disinterested shareholders of certain specified transactions (such as a merger, consolidation, sale of assets, issuance or transfer of shares or reclassifications of securities) between a corporation and a holder of more than 10% of the outstanding shares of the corporation, or any affiliate of such shareholder.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS OF TECO ENERGY

For the purposes of this section, “we,” “our,” “ours” and “us” refer to TECO Energy, Inc.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates (which we refer to as stock purchase contracts). The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts (which we refer to as stock purchase units). The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligation under the original stock purchase contract.

The applicable prospectus supplement will describe the material terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS AND OTHER PURCHASE RIGHTS OF TECO ENERGY

For the purposes of this section, “we,” “our,” “ours” and “us” refer to TECO Energy, Inc.

General

We may issue warrants and/or other rights to purchase debt securities (which we refer to as debt warrants), preferred stock (which we refer to as preferred stock warrants) or common stock (which we refer to as common stock warrants). We may issue any of these warrants or purchase rights (which we refer to generally as warrants) independently or together with other securities offered by this prospectus and attached to or separate from the other securities. If we issue warrants, we will issue them under warrant agreements between us and a bank or trust company, as agent, all of which will be described in the prospectus supplement relating to the warrants we are offering.

Debt Warrants

We will describe the terms of debt warrants offered in the applicable prospectus supplement, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title;

•	the aggregate number offered;

•	their issue price or prices;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise, and the procedures and conditions relating to exercise;

•	the designation and terms of any related debt securities and the number of debt warrants issued with each security;

•	if applicable, the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise, and the price at which that principal amount of debt securities may be purchased upon exercise;

•	the commencement and expiration dates of the right to exercise;

•	the maximum or minimum number which may be exercised at any time;

•	if applicable, a discussion of the material United States income tax considerations applicable to exercise; and

•	any other terms, including terms, procedures and limitations relating to exercise.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before exercising their debt warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the securities purchasable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of preferred stock warrants or common stock warrants offered under this prospectus:

•	the title;

•	the securities issuable upon exercise;

•	the issue price or prices;

•	the number of warrants issued with each share of preferred stock or common stock;

•	any provisions for adjustment of (i) the number or amount of shares of preferred stock or common stock issuable upon exercise of the warrants or (ii) the exercise price;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the commencement and expiration dates of the right to exercise;

•	the maximum and minimum number that may be exercised at any time;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants; and

•	any other terms, including terms, procedures, and limitations relating to exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporate trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES OF TECO FINANCE

For the purposes of this section, “we,” “our,” “ours” and “us” refer to TECO Finance, Inc.

The debt securities will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all our other unsecured and unsubordinated indebtedness. The debt securities will be fully and unconditionally guaranteed by our parent company TECO Energy, Inc., which we refer to in this section as the guarantor. If we issue debt securities, we will issue them in one or more series under an indenture dated as of December 21, 2007 by and among TECO Finance, as issuer, TECO Energy, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. We filed the indenture as an exhibit to TECO Energy’s Current Report on Form 8-K dated December 21, 2007. The following description of the terms of the debt securities summarizes the material terms of the debt securities. The description is not complete and we refer you to the indenture, which we incorporate by reference.

General

The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

•	the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

•	if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

•	the place or places where the principal of and interest on the debt securities will be payable;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder, and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to such an obligation;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000;

•	the terms and conditions, if any, on which we may redeem the debt securities;

•	the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

•	whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption “Global Securities;”

•	any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

•	any subordination of the debt securities to any of our other indebtedness; and

•	other material terms of the debt securities not inconsistent with the terms of the indenture.

Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

We will issue debt securities only in fully registered form, without coupons and, generally, in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

The principal of, and any premium and interest on, any series of debt securities will be payable at a corporate trust office of The Bank of New York Mellon Trust Company, N.A., specified for such series of securities and otherwise in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest, except that the payment of interest due at the stated maturity is payable to the holder to whom the principal is paid.

We will have the right to redeem the debt securities only upon written notice mailed to the holders between 30 and 60 days prior to the redemption date.

If we plan to redeem the debt securities, before the redemption occurs we are not required to:

•	issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

•	after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except that if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe in the relevant prospectus supplement or term sheet certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

The indenture does not provide special protection for the debt securities in the event we are involved in a highly leveraged transaction.

The debt securities are obligations of TECO Finance, Inc., which, as a finance subsidiary, has no material assets or independent operations other than its financing activities. The guarantees are obligations of TECO Energy, Inc., which, as a holding company, has no material assets other than its ownership of the common stock of its subsidiaries, including Tampa Electric Company and NMGI. TECO Finance will rely entirely upon distributions from TECO Energy, which in turn will rely entirely on distributions from its operating subsidiaries to meet the payment obligations under the debt securities and the guarantees, respectively. TECO Energy’s operating subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to TECO Energy or TECO Finance, including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of those operating subsidiaries to make any payments to TECO Energy or TECO Finance would be dependent upon the terms of any credit facilities or other agreements of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding of TECO Finance, claims of holders of the debt securities and guarantees would be satisfied by TECO Energy. In a bankruptcy or insolvency proceeding of TECO Energy, claims of holders of the guarantees would be satisfied solely from TECO Energy’s equity interests in its subsidiaries remaining after the satisfaction of the claims of creditors of those subsidiaries. Accordingly, the debt securities and the guarantees are effectively subordinated to existing and future liabilities of TECO Energy’s subsidiaries other than TECO Finance to their respective creditors. The debt securities and the guarantees also are effectively subordinated to any secured debt that TECO Finance and TECO Energy incur to the extent of the value of the assets securing that indebtedness.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of TECO Finance, TECO Energy, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger, Etc.

We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

•	the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes our obligations under the indenture;

•	the guarantee remains in full force and effect; and

•	the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

In addition, the guarantor will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of its assets to any individual or organization, unless:

•	the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes the guarantor’s obligations under the indenture; and

•	the consolidation, merger, sale or transfer of the guarantor does not cause the occurrence of a default under the indenture.

Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, or the obligations of the guarantor under the indenture, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us or the guarantor, as applicable, under the indenture.

Modification of the Indenture

The indenture provides that we, the guarantor and the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and (ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

•	change the date stated on the debt security on which any payment of principal or interest is stated to be due;

•	reduce the principal amount of, or the amount of any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

•	change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date) thereof; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults under the indenture.

Under limited circumstances and only upon the fulfillment of conditions, we, the guarantor and the trustee may enter into modifications and amendments of the indenture without the consent of any holders of the debt securities.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

•	a default in the payment of principal of, or any premium or interest on, any debt security of that series;

•	a default under a covenant or provision set forth in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

•	we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to pay principal of or any premium on any debt security of that series when due;

•	we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we, the guarantor and the trustee receive written notice as provided in the indenture;

•	the guarantee of the guarantor ceases to be in effect or the guarantor denies its obligations under the guarantee;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event defined as an event of default with respect to debt securities of a particular series.

If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities that are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity, or if the trustee determines in good faith that such action will be unjustly prejudicial to the holders not joining in such direction or would involve the trustee in personal liability. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

Satisfaction and Discharge of the Indenture

We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

Defeasance of Debt Securities

Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, and subject to the terms of the indenture, we may request to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

Under current federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors should consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the federal income tax laws.

TECO Energy Guarantee

The payments due on debt securities issued by TECO Finance will be fully and unconditionally guaranteed by TECO Energy. TECO Energy’s guarantee will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all of TECO Energy’s other unsecured and unsubordinated indebtedness. If for any reason TECO Finance does not make any required payment in respect of its debt securities when due, TECO Energy will cause the payment to be made at the same address at which TECO Finance is obligated to make such payment. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of TECO Energy without taking any action whatsoever against TECO Finance. TECO Energy’s obligations under its guarantee contained in each indenture are unconditional, irrespective of (i) any extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to TECO Finance pursuant to any applicable law or statute.

The Trustee

The trustee is The Bank of New York Mellon Trust Company, N.A., which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures of some of our affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell any of the securities:

(1)	directly to purchasers;

(2)	through agents;

(3)	through dealers;

(4)	through underwriters; or

(5)	through a combination of any of these methods of sale.

We and our agents and underwriters may sell any of the securities from time to time in one or more transactions:

(1)	at a fixed price or prices, which may be changed;

(2)	at market prices prevailing at the time of sale;

(3)	at prices related to the prevailing market prices; or

(4)	at negotiated prices.

We may directly solicit offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933, may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement that will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, these underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

Underwriters may also use dealers to sell securities. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters in connection with the offering of any of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under the prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Each series of securities offered under this prospectus will be a new issue with no established trading market, other than the common stock of TECO Energy, which is listed on the New York Stock Exchange. Any shares of TECO Energy’s common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange, but we are not obligated to do so.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

In connection with particular offerings of securities hereby in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord LLP, Boston, Massachusetts, or counsel named in the applicable prospectus supplement. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements and management’s assessment of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of TECO Energy, Inc. for the year ended December 31, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting, of the New Mexico Gas Company, Inc. and New Mexico Gas Intermediate, Inc. business the registrant acquired, as of December 31, 2014) of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TAMPA ELECTRIC COMPANY

Debt Securities

First Mortgage Bonds

Preferred Stock

Tampa Electric Company may offer from time to time to sell debt securities consisting of debentures, notes or other evidences of indebtedness, first mortgage bonds and preferred stock.

This prospectus provides you with a general description of the securities we may offer. We may offer the securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer securities, we will provide a prospectus supplement or a term sheet describing the terms of the specific issue, including the offering price of the securities. You should read both this prospectus and any prospectus supplement or term sheet, together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” on page 1 of this prospectus, before you make your investment decision.

See risk factors on page 2 for information on where to find a discussion of certain factors that should be considered by prospective investors in these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 6, 2015

Tampa Electric Company

TECO Plaza • 702 North Franklin Street • Tampa, Florida 33602 • (813) 228-1111

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Whenever a reference is made in this prospectus to one of our contracts or other documents, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website as indicated below under the heading “Where You Can Find More Information.”

In this prospectus, “we,” “our,” “ours” and “us” refer to Tampa Electric Company unless otherwise specified or the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Tampa Electric Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and files reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC’s website at www.sec.gov. Copies of certain information filed with the SEC jointly by us and TECO Energy are also available on TECO Energy’s website at www.tecoenergy.com. TECO Energy’s website is not part of this prospectus. You may request a copy of the registration statement, including the exhibits to the registration statement, at no cost by writing or calling us at the address provided below under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the Annual Report on Form 10-K of Tampa Electric Company for the year ended December 31, 2014, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of this offering; except that, unless we indicate otherwise, we do not incorporate any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Director of Investor Relations

TECO Energy, Inc.

TECO Plaza

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or term sheet is accurate as of any date other than the date on the front of these documents.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain statements about future events, expectations or future financial performance. These forward-looking statements are identifiable by our use of such words as “anticipate,” “believe,” “expect,” “intend,” “may,” “project,” “will” or other similar words or expressions.

Without limiting the foregoing, any statements relating to our:

•	earnings estimates and outlooks;

•	anticipated capital expenditures;

•	future cash flows and borrowings;

•	potential future merger opportunities and/or asset sales or monetizations; and

•	sources of funding

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. New risks and uncertainties come up from time to time, and we are not able to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. When considering forward-looking statements, you should keep in mind the cautionary statements describing these uncertainties and business risks in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including those set forth under “Risk Factors” in our filings with the SEC.

You should also keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. We do not intend to update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report. The risks described in this prospectus and in our SEC filings which are incorporated by reference herein, as well as additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, could materially and adversely affect our business, results of operations, prospects, liquidity, financial condition and/or future operating results.

USE OF PROCEEDS

We will describe in the applicable prospectus supplement how we intend to use the net proceeds from the sale of the securities.

TAMPA ELECTRIC COMPANY

Tampa Electric Company is a public utility company that is a wholly owned subsidiary of TECO Energy. Its Tampa Electric division provides retail electric service to customers in west central Florida. Its Peoples Gas System division is engaged in the purchase and distribution of natural gas to residential, commercial and industrial and electric power generation customers throughout Florida.

Tampa Electric Company’s principal executive offices are located at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602. Tampa Electric Company’s telephone number is (813) 228-1111.

2

DESCRIPTION OF DEBT SECURITIES OF TAMPA ELECTRIC COMPANY

For the purposes of this section, “we,” “our,” “ours” and “us” refer to Tampa Electric Company.

The debt securities will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all our other unsecured and unsubordinated indebtedness. If we issue debt securities, we will issue them in one or more series under an indenture dated as of July 1, 1998 between Tampa Electric Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We filed the indenture as an exhibit to Amendment No. 1 to Tampa Electric Company’s Registration Statement on Form S-3 dated July 13, 1998 (Registration No. 333-55873). The following description of the terms of the debt securities summarizes the material terms of the debt securities. The description is not complete and we refer you to the indenture, which we incorporate by reference.

General

The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

•	the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

•	if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

•	the place or places where the principal of and interest on the debt securities will be payable;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to an obligation;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000;

•	the terms and conditions, if any, on which we may redeem the debt securities;

•	the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

•	whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption “Global Securities;”

•	any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

•	any subordination of the debt securities to any of our other indebtedness; and

•	other material terms of the debt securities not inconsistent with the terms of the indenture.

3

Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

We will issue debt securities only in fully registered form, without coupons and, generally, in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

The principal of, and any premium and interest on, any series of debt securities will be payable at the corporate trust office of The Bank of New York Mellon specified for such series of securities and otherwise in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest.

We will have the right to redeem the debt securities only upon written notice to the holders mailed between 30 and 60 days prior to the redemption date.

If we plan to redeem the debt securities, before the redemption occurs we are not required to:

•	issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

•	after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe in the relevant prospectus supplement or term sheet certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

The indenture does not provide special protection for the debt securities in the event we are involved in a highly leveraged transaction.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger, Etc.

We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

•	the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes our obligations under the indenture; and

•	the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

4

Modification of the Indenture

The indenture provides that we and the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and (ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

•	change the date stated on the debt security on which any payment of principal or interest is stated to be due;

•	reduce the principal amount or any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

•	change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

•	a default in the payment of principal of, or any premium or interest on, any debt security of that series;

•	a default under a covenant or provision set forth in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

•	we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to pay principal of or any premium on any debt security of that series when due;

•	we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we receive written notice as provided in the indenture;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event defined as an event of default with respect to debt securities of a particular series.

If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities that are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

5

Satisfaction and Discharge of the Indenture

We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

Defeasance of Debt Securities

Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, and subject to the terms of the indenture, we may request to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

Under current federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors should consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the federal income tax laws.

The Trustee

The trustee is The Bank of New York Mellon, which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures with us and some of our affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

6

DESCRIPTION OF FIRST MORTGAGE BONDS OF TAMPA ELECTRIC COMPANY

For the purposes of this section, “we,” “our,” “ours” and “us” refer to Tampa Electric Company.

The first mortgage bonds will be issued under and secured by the Twentieth Supplemental Indenture dated as of December 1, 2013 between Tampa Electric Company and U.S. Bank National Association, successor to State Street Bank and Trust Company, as trustee, mortgagee and secured party (which Twentieth Supplemental Indenture constitutes an amendment and restatement of the Indenture of Mortgage among Tampa Electric Company, State Street Trust Company and First Savings & Trust Company of Tampa dated as of August 1, 1946), as such Twentieth Supplemental Indenture is supplemented and modified by one or more future supplemental indentures creating each new series of first mortgage bonds, which we refer to hereinafter as the indenture.

Copies of the instruments constituting the indenture are filed as exhibits to the registration statement of which this prospectus is a part and reference is made thereto for further information including definitions of certain terms used herein. The following description of the terms of the first mortgage bonds summarizes the material terms of the first mortgage bonds. The description is not complete and we refer you to the indenture, as it may be amended or restated, which we incorporate by reference.

General

We will issue first mortgage bonds only in fully registered form, without coupons and in denominations of $1,000 or multiples of $1,000 unless otherwise stated in the prospectus supplement. The principal of, and any premium and interest on, any series of first mortgage bonds will be payable at the corporate trust office of U.S. Bank National Association specified for such series of first mortgage bonds and otherwise in New York, New York. First mortgage bonds will be exchangeable for a like aggregate principal amount of first mortgage bonds of other authorized denominations, and will be transferable at the trustee’s corporate trust office, without payment of any charge other than for any stamp tax or other governmental charge incident thereto.

Unless otherwise indicated in a prospectus supplement relating to the first mortgage bonds, there are no provisions in the Indenture that require the us to redeem, or permit the holders to cause a redemption of, the first mortgage bonds or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Certain Terms and Provisions

The relevant prospectus supplement will describe the terms of any series of first mortgage bonds being offered pursuant to this prospectus, including:

•	the title of the first mortgage bonds;

•	any limit on the total principal amount of the first mortgage bonds and the minimum denominations if different from multiples of $1,000;

•	the date or dates on which the principal of the first mortgage bonds will be payable or the method by which such date or dates will be determined, and the right, if any, to extend the maturity of the first mortgage bonds and the duration of any such extension;

•	the rate or rates at which the first mortgage bonds will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any such interest will accrue, and the interest payment dates;

•	the terms and conditions, if any, on which we may redeem the first mortgage bonds;

•	any obligation we may have to redeem or purchase the first mortgage bonds pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder;

•	any additional covenants for the benefit of the holders of the first mortgage bonds, including any restrictions on the payment of dividends or our purchase or redemption of our stock; and

•	other material terms of the first mortgage bonds not inconsistent with the terms of the indenture.

Security and Priority of Lien

The first mortgage bonds will be secured by the indenture equally and ratably with any additional first mortgage bonds that may be issued under the indenture. The indenture creates, as security for such outstanding or any additional first mortgage bonds, a first mortgage lien (subject to permitted encumbrances as defined in the indenture) upon certain electric utility property owned by us and described in the applicable prospectus supplement.

Issuance of Additional Bonds and Withdrawal of Cash Deposited Against Such Issuance

The principal amount of first mortgage bonds which we may issue under the indenture is not limited except as follows. First mortgage bonds of any series may be issued from time to time on the basis of (i) 60% of property additions, and (ii) 100% of cash deposited with the trustee. The issuance of new first mortgage bonds is subject to net earnings available for interest for 12 consecutive months out of the preceding 15 months being at least two times the annual interest requirements on all first mortgage bonds and all prior lien debt to be outstanding. Cash deposited with the trustee may be withdrawn upon certification that we would be able to issue at least $1.00 of additional first mortgage bonds after such withdrawal.

Global Securities

If we decide to issue first mortgage bonds in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the first mortgage bonds.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for first mortgage bonds of a series that are issued in global form. None of Tampa Electric Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global first mortgage bond or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Defaults

A default is defined in the indenture as (a) failure to pay the principal or premium when due, (b) failure to pay interest for 30 days after becoming due, (c) failure to discharge or satisfy any sinking, improvement, maintenance, or renewal and replacement fund obligation for 60 days after becoming due, (d) failure to perform or observe other covenants, agreements or conditions for 90 days after notice, (e) entry of an order for reorganization or appointment of a trustee or receiver and continuance of such order or appointment unstayed for 90 days, (f) certain adjudications, petitions or consents in bankruptcy, insolvency or reorganization proceedings or (g) rendering of a judgment in excess of $50 million and its continuance unsatisfied for 90 days.

Within 90 days after the occurrence of a default (not including any period of grace and irrespective of the giving of any required notice) the trustee shall give to the first mortgage bondholders notice of all defaults known to the trustee, unless such defaults shall have been cured before the giving of such notice, but in the case of a default described in clause (d) above, no such notice shall be given until at least 60 days after the occurrence thereof; provided, however, that except in the case of default in the payment of the principal of or interest on any of the first mortgage bonds, or in the payment of any sinking, improvement or purchase fund installment, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the first mortgage bondholders. The indenture does not require the trustee to give any notice of any default that has been cured.

In case one or more defaults shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the first mortgage bonds outstanding may accelerate the maturity of all the first mortgage bonds then outstanding. Such acceleration and its consequences may be annulled, prior to the sale of any part of the trust estate under the indenture, by the holders of not less than a majority in principal amount of the first mortgage bonds then outstanding, but only if all defaults have been cured and all payments due (other than by acceleration) have been made.

The holders of not less than a majority in principal amount outstanding of the first mortgage bonds have the right to require the trustee to enforce the indenture, but the trustee is entitled to receive reasonable indemnity and under certain circumstances is not required to act.

Modification of Indenture and Waiver of Default

The rights of the first mortgage bondholders may be modified with the consent of the holders of 75% of the principal amount outstanding of the first mortgage bonds, including not less than 60% of the principal amount outstanding of each series affected, except that no modification of the terms of maturity or payment of principal, premium or interest is effective against any first mortgage bondholder without its consent and no modification permitting additional, prior or parity liens or reducing the percentage of first mortgage bonds required for modification is effective without the consent of the holders of all of the outstanding bonds.

The holders of not less than 75% in aggregate principal amount of the first mortgage bonds then outstanding (including not less than 60% in principal amount of the first mortgage bonds of each series) may waive any past default and its consequences (except a default in the payment of principal of, premium, if any, or interest on any first mortgage bond).

We furnish written statements to the trustee annually and when certain events occur to show that we are in compliance with the indenture and that there are no defaults under the indenture.

The Trustee

The trustee is U.S. Bank National Association, which maintains banking relationships with us in the ordinary course of business.

7

DESCRIPTION OF PREFERRED STOCK OF TAMPA ELECTRIC COMPANY

For the purposes of this section, “we,” “our,” “ours” and “us” refer to Tampa Electric Company.

We currently have authorized 1,500,000 shares of undesignated preferred stock, $100 par value per share, and 2,500,000 shares of undesignated preferred stock, no par value per share, none of which were issued and outstanding as of the date of this prospectus. Under Florida law and our charter, our board is authorized to issue shares of preferred stock from time to time in one or more series.

Subject to limitations prescribed by Florida law and our charter and by-laws, our board can determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, and special or relative rights or privileges of that series. These may include provisions as may be desired concerning redemption, dividends, dissolution, or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

The holders of Preferred Stock are not entitled to vote except:

•	with respect to certain corporate actions as described in our charter that would affect the powers, preferences or special rights of the series of the outstanding preferred stock;

•	with respect to the election of directors in the event of our failure to pay dividends on the series in an amount equal to or more than six quarterly dividends; or

•	as required by Florida law.

On matters on which holders of shares of our preferred stock are entitled to vote, each holder of preferred stock, $100 par value, is entitled to one vote for each share held, and each holder of preferred stock, no par value, is entitled to one vote per $100 of liquidation value plus a pro rata fraction of one vote for each fraction of $100 liquidation value;

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. This description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for dividends;

•	whether dividends will be cumulative, partially cumulative or non-cumulative and, if cumulative or partially cumulative, the date from which the dividends will accumulate;

•	the procedures for any auction or remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank as follows:

•	senior to all classes or series of our common stock, and to all equity securities issued by us, the terms of which specifically provide that they rank junior to the preferred stock with respect to those rights;

•	on a parity with all equity securities we issue that do not rank senior or junior to the preferred stock with respect to those rights; and

•	junior to all equity securities we issue, the terms of which do not specifically provide that they rank on a parity with or junior to the preferred stock with respect to these rights.

As used for these purposes, the term “equity securities” does not include convertible debt securities.

8

PLAN OF DISTRIBUTION

We may sell any of the securities:

(1)	directly to purchasers;

(2)	through agents;

(3)	through dealers;

(4)	through underwriters; or

(5)	through a combination of any of these methods of sale.

We and our agents and underwriters may sell any of the securities from time to time in one or more transactions:

(1)	at a fixed price or prices, which may be changed;

(2)	at market prices prevailing at the time of sale;

(3)	at prices related to the prevailing market prices; or

(4)	at negotiated prices.

We may directly solicit offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933, may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement that will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, these underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

Underwriters may also use dealers to sell securities. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters in connection with the offering of any of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under the prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Each series of securities offered under this prospectus will be a new issue with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange, but we are not obligated to do so.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

In connection with particular offerings of securities hereby in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord LLP, Boston, Massachusetts, or counsel named in the applicable prospectus supplement. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Tampa Electric Company for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

9

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by us in connection with the issuance and distribution of the offered securities offered by this prospectus.

SEC registration fee	$(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Transfer agent fees and expenses	(2)
Fees and expenses of the Trustee	(2)
Miscellaneous	(2)
Total	$(2)

(1)	In accordance with rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all of the Registration fee.
(2)	An estimate of the aggregate amount of any of these expenses that may be applicable will be reflected in the relevant prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The bylaws of TECO Energy, Inc., Tampa Electric Company and TECO Finance, Inc. provide that we will indemnify to the full extent permitted by law any person who is or was a party to any threatened, pending or completed proceeding because such person is or was a director or officer for us or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The TECO Energy, Inc. and Tampa Electric Company bylaws provide that directors, officers and employees are not entitled to indemnification in proceedings initiated by such person as a plaintiff, unless the proceeding was authorized the Board of Directors. The indemnification provided for in our bylaws is expressly not exclusive of all other rights to which the person may be entitled as a matter of law.

Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify each person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the registrant where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court.

TECO Energy, Inc. maintains an insurance policy on behalf of the directors and officers of TECO Energy, Inc., Tampa Electric Company and TECO Finance, Inc., covering certain liabilities that may be incurred by the directors and officers when acting in their capacities as such.

If the securities are sold to or through underwriters or agents, we expect that the agreement with such underwriters or agents will provide that such underwriters or agents will indemnify our directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

ITEM 16.	EXHIBITS

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by directors, officers or controlling persons of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 6, 2015.

TECO ENERGY, INC.

By:	/s/ John B. Ramil

JOHN B. RAMIL
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of TECO Energy, Inc., hereby severally constitute and appoint John B. Ramil, Sandra W. Callahan and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of March 6, 2015.

Signature	Title

/s/ John B. Ramil JOHN B. RAMIL	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sandra W. Callahan SANDRA W. CALLAHAN	Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer) (Principal Financial and Principal Accounting Officer)

Signature	Title	Signature	Title

/s/ James L. Ferman, Jr. JAMES L. FERMAN, JR.	Director	/s/ Loretta A. Penn LORETTA A. PENN	Director

/s/ Evelyn V. Follit EVELYN V. FOLLIT	Director	/s/ Tom L. Rankin TOM L. RANKIN	Director

/s/ Sherrill W. Hudson SHERRILL W. HUDSON	Chairman of the Board and Director	/s/ William D. Rockford WILLIAM D. ROCKFORD	Director

/s/ Joseph P. Lacher JOSEPH P. LACHER	Director	/s/ Paul L. Whiting PAUL L. WHITING	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 6, 2015.

TAMPA ELECTRIC COMPANY

By:	/s/ John B. Ramil
JOHN B. RAMIL
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Tampa Electric Company, hereby severally constitute and appoint John B. Ramil, Sandra W. Callahan and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of March 6, 2015.

Signature	Title

/s/ John B. Ramil	Chief Executive Officer and Director (Principal Executive Officer)
JOHN B. RAMIL

/s/ Sandra W. Callahan	Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer) (Principal Financial and Principal Accounting Officer)
SANDRA W. CALLAHAN

Signature	Title	Signature	Title

/s/ James L. Ferman, Jr.	Director	/s/ Loretta A. Penn	Director
JAMES L. FERMAN, JR.		LORETTA A. PENN

/s/ Evelyn V. Follit	Director	/s/ Tom L. Rankin	Director
EVELYN V. FOLLIT		TOM L. RANKIN

/s/ Sherrill W. Hudson	Chairman of the Board and Director	/s/ William D. Rockford	Director
SHERRILL W. HUDSON		WILLIAM D. ROCKFORD

/s/ Joseph P. Lacher	Director	/s/ Paul L. Whiting	Director
JOSEPH P. LACHER		PAUL L. WHITING

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 6, 2015.

TECO FINANCE, INC.

By:	/s/ Sandra W. Callahan
SANDRA W. CALLAHAN
President
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of TECO Finance, Inc., hereby severally constitute and appoint John B. Ramil, Sandra W. Callahan and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of March 6, 2015.

Signature	Title

/s/ Sandra W. Callahan	President and Director (Principal Executive, Financial and Accounting Officer)
SANDRA W. CALLAHAN

/s/ Charles A. Attal	Director
CHARLES A. ATTAL

/s/ John B. Ramil	Director
JOHN B. RAMIL

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for debt securities and/or warrants to purchase debt securities.*

1.2	Form of Underwriting Agreement for equity securities and/or warrants to purchase equity securities.*

1.3	Form of Distribution Agreement.*

2.1	Equity Purchase Agreement dated as of September 27, 2012 between TECO Guatemala Holdings II, LLC and Sur Eléctrica Holding Limited. Filed as Exhibit 10.1 to the Form 10-Q for the quarter ended September 30, 2012 of TECO Energy, Inc. and Tampa Electric Company and incorporated herein by reference.

2.2	Equity Purchase Agreement dated as of September 27, 2012 between TECO Guatemala Holdings II, LLC and Renewable Energy Investments Guatemala Limited. Filed as Exhibit 10.2 to the Form 10-Q for the quarter ended September 30, 2012 of TECO Energy, Inc. and Tampa Electric Company and incorporated herein by reference.

2.3	Equity Purchase Agreement dated as of September 27, 2012 between TECO Guatemala Holdings II, LLC and Renewable Energy Investments Guatemala Limited. Filed as Exhibit 10.3 to the Form 10-Q for the quarter ended September 30, 2012 of TECO Energy, Inc. and Tampa Electric Company and incorporated herein by reference.

2.4	Equity Purchase Agreement dated as of October 17, 2012 between TECO Guatemala Holdings II, LLC and C.F. Financeco, Ltd. Filed as Exhibit 2.5 to the Form 10-K for the year ended December 31, 2012 of TECO Energy, Inc. and Tampa Electric Company and incorporated herein by reference.

2.5	Stock Purchase Agreement, dated as of May 25, 2013, by and among TECO Energy, Inc., New Mexico Gas Intermediate, Inc. and Continental Energy Systems LLC. Filed as Exhibit 2.1 to the Form 8-K dated May 28, 2013 of TECO Energy, Inc. and incorporated herein by reference.

2.6	Securities Purchase Agreement dated as of October 17, 2014, by and between TECO Diversified, Inc., as Seller, and Cambrian Coal Corporation, as Purchaser. Filed as Exhibit 2.1 to the Form 8-K dated October 22, 2014 of TECO Energy, Inc. and incorporated herein by reference.

2.7	Amendment dated as of December 24, 2014 to the Securities Purchase Agreement dated as of October 17, 2014, by and between TECO Diversified, Inc. as Seller, and Cambrian Coal Corporation, as Purchaser. Filed as Exhibit 2.1 to the Form 8-K dated December 24, 2014 of TECO Energy, Inc. and incorporated herein by reference.

4.1	Amended and Restated Articles of Incorporation of TECO Energy, Inc., effective May 3, 2012. Filed as Exhibit 3.1 to the Form 8-K dated May 4, 2012 of TECO Energy, Inc. and incorporated herein by reference.

4.2	Bylaws of TECO Energy, Inc., as amended effective May 3, 2012. Filed as Exhibit 3.2 to the Form 8-K dated May 4, 2012 of TECO Energy, Inc. and incorporated herein by reference.

4.3	Restated Articles of Incorporation of Tampa Electric Company, as amended on December 6, 1982. Filed as Exhibit 3 to Tampa Electric Company’s Registration Statement No. 2-70653 and incorporated herein by reference.

4.4	Bylaws of Tampa Electric Company, as amended effective February 2, 2011. Filed as Exhibit 3.4 to Tampa Electric Company’s Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.

4.5	Amended and Restated Articles of Incorporation of TECO Finance, Inc., as amended on August 15, 1996. Filed as Exhibit 4.5 to TECO Energy, Inc.’s and TECO Finance, Inc.’s Post-effective Amendment No. 1 to Registration Statement No. 333-123343 and incorporated herein by reference.

4.6	Bylaws of TECO Finance, Inc., as amended effective August 7, 2007. Filed as Exhibit 4.6 to TECO Energy, Inc.’s and TECO Finance, Inc.’s Post-effective Amendment No. 1 to Registration Statement No. 333-123343 and incorporated herein by reference.

4.7	Indenture dated as of August 17, 1998 between TECO Energy, Inc. and The Bank of New York, as trustee. Filed as Exhibit 4.1 to TECO Energy, Inc.’s Form 8-K dated September 20, 2000 and incorporated herein by reference.

4.8	Third Supplemental Indenture dated as of December 1, 2000 between TECO Energy, Inc. and The Bank of New York, as trustee. Filed as Exhibit 4.21 to TECO Energy, Inc.’s Form 8-K dated December 20, 2000 and incorporated herein by reference.

4.9	Indenture dated as of July 1, 1998 between Tampa Electric Company and The Bank of New York, as trustee. Filed as Exhibit 4.1 to Tampa Electric Company’s Amendment No. 1 to Registration Statement No. 333-55873 and incorporated herein by reference.

4.10	Third Supplemental Indenture dated as of June 15, 2001 between Tampa Electric Company and The Bank of New York, as trustee. Filed as Exhibit 4.2 to Tampa Electric Company’s Form 8-K dated June 25, 2001 and incorporated herein by reference.

4.11	Tenth Supplemental Indenture dated as of September 19, 2012 between Tampa Electric Company and The Bank of New York Mellon, as trustee. Filed as Exhibit 4.25 to Tampa Electric Company’s Form 8-K dated September 28, 2012 and incorporated herein by reference.

Exhibit No.	Description

4.12	Twentieth Supplemental Indenture dated as of December 1, 2013 between Tampa Electric Company and U.S. Bank National Association, as successor trustee, amending and restating the Indenture of Mortgage among Tampa Electric Company, State Street Trust Company and First Savings & Trust Company of Tampa dated as of August 1, 1946. Filed as Exhibit 4.30 to Tampa Electric Company’s Form 10-K for the year ended December 31, 2013 and incorporated herein by reference.

4.13	Indenture dated as of December 21, 2007 by and among TECO Finance, Inc., as issuer, TECO Energy, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee. Filed as Exhibit 4.1 to TECO Energy Inc.’s Form 8-K dated December 21, 2007 and incorporated herein by reference.

4.14	Form of Supplemental Indenture of TECO Energy, Inc. (including the form of Note).*

4.15	Form of Warrant Agreement.*

4.16	Form of Purchase Contract Agreement.*

4.17	Form of Unit Agreement.*

4.18	Form of Unit Certificate.*

4.19	Form of Supplemental Indenture of TECO Finance, Inc. (including the form of Note).*

4.20	Form of Supplemental Indenture of Tampa Electric Company (including form of Note).*

4.21	Form of Supplemental Indenture of Mortgage of Tampa Electric Company (including the form of First Mortgage Bond).*

5.1	Opinion of Locke Lord LLP. Filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges of TECO Energy, Inc. Filed as Exhibit 12.1 to TECO Energy, Inc.’s Form 10-K for the year ended December 31, 2014 and incorporated herein by reference.

12.2	Computation of Ratio of Earnings to Fixed Charges of Tampa Electric Company. Filed as Exhibit 12.2 to Tampa Electric Company’s Form 10-K for the year ended December 31, 2014 and incorporated herein by reference.

23.1	Consent of PricewaterhouseCoopers LLP – TECO Energy, Inc. Filed herewith.

23.2	Consent of PricewaterhouseCoopers LLP – Tampa Electric Company. Filed herewith.

23.3	Consent of Locke Lord LLP (included in Exhibit 5.1).

23.4	Consent of Cardno, Inc. Filed herewith.

24.1	Power of Attorney – TECO Energy, Inc. (included on signature page of this Registration Statement).

24.2	Power of Attorney – Tampa Electric Company (included on signature page of this Registration Statement).

24.3	Power of Attorney – TECO Finance, Inc. (included on signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of TECO Energy, Inc. listed above as Exhibit 4.7. Filed herewith.

25.2	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of Tampa Electric Company listed above as Exhibit 4.9. Filed herewith.

25.3	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of Mortgage of Tampa Electric Company listed above as Exhibit 4.11. Filed herewith.

25.4	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of TECO Finance, Inc. listed above as Exhibit 4.13. Filed herewith.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference.